UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue
Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
3.200% Notes due 2026	TMO 26B	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
3.650% Notes due 2034	TMO 34	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                             Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2025, Thermo Fisher Scientific (Finance I) B.V. (“Thermo Fisher International”), an indirect, wholly-owned finance subsidiary of Thermo Fisher Scientific Inc. (the “Company”), issued €1,000,000,000 aggregate principal amount of Floating Rate Senior Notes due 2027 (the “Floating Rate Notes”) and €1,100,000,000 aggregate principal amount of 3.628% Senior Notes due 2035 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”) in a public offering (the “Offering”) pursuant to a registration statement on Form S-3ASR (File No. 333-285159) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission.  The Company has fully and unconditionally guaranteed the Notes on a senior unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”).

The Securities were issued under an indenture, dated as of August 9, 2016 (the “Base Indenture”), and the Fifth Supplemental Indenture, dated as of December 1, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among Thermo Fisher International, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Floating Rate Notes will mature on December 1, 2027 and the Fixed Rate Notes will mature on December 1, 2035. Interest on the Floating Rate Notes will be paid quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning on March 1, 2026. Interest on the Fixed Rate Notes will be paid annually in arrears on December 1 of each year, beginning on December 1, 2026.

Prior to September 1, 2035 (the “Par Call Date”), Thermo Fisher International may redeem the Fixed Rate Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Fixed Rate Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Fixed Rate Notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption and assuming that such Fixed Rate Notes to be redeemed matured on the Par Call Date), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), using a discount rate equal to the Comparable Bond Rate (as defined in the Indenture) plus 15 basis points, plus accrued and unpaid interest on the Fixed Rate Notes being redeemed, if any, to, but excluding, the date of redemption.

In addition, on and after the Par Call Date, the Company may redeem some or all of the Fixed Rate Notes at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., and Fitch Ratings Limited, Thermo Fisher International will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of Thermo Fisher International.  The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of Thermo Fisher International and rank senior in right of payment to any existing and future indebtedness of Thermo Fisher International that is subordinated to the Notes.  The Notes are also effectively subordinated in right of payment to all future secured indebtedness of Thermo Fisher International to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments (including trade payables and lease obligations) of its subsidiaries.

The Guarantees are general unsecured obligations of the Company.  The Guarantees rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company and will rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Guarantees.  The Guarantees are also effectively subordinated in right of payment to all existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments (including trade payables and lease obligations) of its subsidiaries (other than, with respect to Thermo Fisher International, the Notes).

The Indenture contains limited affirmative and negative covenants of the Company and Thermo Fisher International.  The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on Principal Properties (as defined in the Indenture) or on shares of capital stock of any of the Company’s direct or indirect subsidiaries that owns a Principal Property and engage in sale and lease-back transactions with respect to any Principal Property.  The Indenture also limits the ability of each of the Company and Thermo Fisher International to merge or consolidate or sell all or substantially all of their respective assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of Thermo Fisher International under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to the Company and Thermo Fisher International, has issued an opinion to the Company and Thermo Fisher International, dated December 1, 2025, regarding the legality of the Securities, and Linklaters LLP, Dutch counsel to Thermo Fisher International, has issued an opinion to Thermo Fisher International, dated December 1, 2025, regarding the Notes.  Copies of these opinions are filed as Exhibits 5.1 and 5.2 hereto, respectively.

The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibits 4.1 and 4.2 hereto, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 8.01	Other Events.

The sale of the Securities was made pursuant to the terms of an Underwriting Agreement, dated November 24, 2025 (the “Underwriting Agreement”), among Thermo Fisher International, as issuer, the Company, as parent guarantor, and Barclays Bank PLC, BNP PARIBAS, HSBC Continental Europe Morgan Stanley & Co. International plc, as lead managers of the several underwriters named in Schedule A to the Underwriting Agreement.

The Company expects that the net proceeds from the sale of the Notes will be approximately €2.09 billion, after deducting underwriting discounts and estimated offering expenses.  The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of its outstanding equity securities, or the Company may temporarily invest the net proceeds in short-term, liquid investments until they are used for their ultimate purpose.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated November 24, 2025, by and among Thermo Fisher International, as issuer, the Company, as parent guarantor, Barclays Bank PLC, BNP PARIBAS, HSBC Continental Europe and Morgan Stanley & Co. International plc, as lead managers of the several underwriters named in Schedule A thereto

4.1
Indenture, dated as of August 9, 2016, among Thermo Fisher International, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 9, 2016 File No. 1-8002 and incorporated in this document by reference).

4.2	Fifth Supplemental Indenture, dated as of December 1, 2025, among Thermo Fisher International, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

5.2	Opinion of Linklaters LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

23.2	Consent of Linklaters LLP (contained in Exhibit 5.2 above).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	December 1, 2025	By:	/s/ Thomas B. Shropshire
Thomas B. Shropshire
Senior Vice President and General Counsel